Exhibit 31.2

CERTIFICATION PURSUANT TO EXCHANGE ACT RULES 13a-14(a) AND 15d-14(a) OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

I, Thomas D. Robertson, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Rocky Brands, Inc.; and

1.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2020

/s/ Thomas D. Robertson
Thomas D. Robertson
Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial and Accounting Officer)